As filed with the Securities and Exchange Commission on August 3, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	98-1195602
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

70 St. Stephen’s Green
Dublin 2, D02 E2X4, Ireland	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Horizon Therapeutics Public Limited Company Amended and Restated 2020 Equity Incentive Plan

(Full title of the plan)

Timothy P. Walbert

Chairman, President and Chief Executive Officer

Horizon Therapeutics plc

c/o Horizon Therapeutics USA, Inc.

1 Horizon Way

Deerfield, Illinois 60015

(224) 383-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lynda Kay Chandler, Esq.

Chadwick L. Mills, Esq.

Christina T. Roupas, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SECURITIES

Horizon Therapeutics Public Limited Company (the “Registrant”) has prepared this Registration Statement on Form S-8 (this “S-8 Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 4,800,000 additional ordinary shares of the Registrant (the “Ordinary Shares”) issuable under the Horizon Therapeutics Public Limited Company Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”), pursuant to an increase in the number of Ordinary Shares reserved for issuance under the 2020 Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

This S-8 Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same benefit plan is effective.

The Registrant previously registered Ordinary Shares for issuance under the 2020 Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on May 1, 2020 (File No. 333-237978) and April 30, 2021 (File No. 333-255671). Pursuant to General Instruction E to Form S-8, this S-8 Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

3.1	Memorandum and Articles of Association of Horizon Therapeutics Public Limited Company, as amended (incorporated by reference to Exhibit 3.1 to Horizon Therapeutics Public Limited Company’s Quarterly Report on Form 10-Q, filed on May 8, 2019).

4.1	Reference is made to Exhibit 3.1.

5.1	Opinion of Matheson.

23.1	Consent of Matheson. Reference is made to Exhibit 5.1.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	Horizon Therapeutics Public Limited Company Amended and Restated 2020 Equity Incentive Plan, 2020 Restricted Stock Unit Award Sub-Plan and Form of Option Agreement, Form of Stock Option Grant Notice, Forms of Restricted Stock Unit Agreement and Forms of Restricted Stock Unit Grant Notice thereunder (incorporated by reference to Exhibit 99.1 to Horizon Therapeutics Public Limited Company’s Current Report on Form 8-K, filed on May 2, 2022).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on August 3, 2022.

HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

By:	/s/ Timothy P. Walbert
Timothy P. Walbert
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy P. Walbert and Aaron L. Cox, and each of them, as his or her true and lawful attorney-in-fact and agent, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy P. Walbert Timothy P. Walbert	Chairman, President and Chief Executive Officer (Principal Executive Officer and Authorized Representative in the United States)	August 3, 2022

/s/ Aaron L. Cox Aaron L. Cox	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 3, 2022

/s/ Miles W. McHugh Miles W. McHugh	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 3, 2022

/s/ William F. Daniel William F. Daniel	Director	August 3, 2022

/s/ Michael Grey Michael Grey	Director	August 3, 2022

/s/ Jeff Himawan, Ph.D. Jeff Himawan, Ph.D.	Director	August 3, 2022

/s/ Susan Mahony, Ph.D. Susan Mahony, Ph.D.	Director	August 3, 2022

/s/ Gino Santini Gino Santini	Director	August 3, 2022

/s/ James Shannon, M.D. James Shannon, M.D.	Director	August 3, 2022

/s/ H. Thomas Watkins H. Thomas Watkins	Director	August 3, 2022

/s/ Pascale Witz Pascale Witz	Director	August 3, 2022